SEPARATION AGREEMENT AND RELEASE
          This Agreement (“Agreement”) is entered into as of this 19th day of September 2007 (the “Termination Date”), between W. Edward Scheetz (the “Executive”) and Morgans Hotel Group Co. (the “Company”), on its own behalf and on behalf of its parents, subsidiaries and affiliates and their respective predecessors, successors and assigns.
          WHEREAS, the Company and the Executive (collectively referred to as the “Parties”) are parties to an employment agreement dated February 14, 2006 (the “Employment Agreement”); and
          WHEREAS, the Company and the Executive mutually desire to effect an agreement pursuant to which the employment relationship between the Parties shall be terminated; and
          WHEREAS, the Company and the Executive have agreed upon and wish to confirm the various arrangements relating to such termination from employment.
          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the Parties agree as follows:
          Resignation, Cooperation and Benefits
          1. The Executive hereby resigns from, and the Company hereby agrees to take all actions to remove the Executive from, effective on the Termination Date, all positions as an employee, officer and director of the Company and each of its subsidiaries and affiliates including without limitation Hard Rock Hotel Holdings LLC and its subsidiaries and affiliates. The Company further agrees to cooperate with the Executive to seek the withdrawal of the Executive from any pending gaming licenses, liquor licenses and other permits or authorizations reasonably related to the business and operations of the Company, including but not limited to the payment of all fees or expenses related thereto on behalf of the Executive.
          2. As a material inducement to the Company to enter into this Agreement, the Executive agrees that he will, at no expense to the Company, (i) for 12 months following the Termination Date, cooperate with and make himself available to assist the Company in the transition following his resignation, (ii) for 24 months following the Termination Date, not take any action, or fail to take any action, that would reasonably be expected to have a material adverse impact on the Company, its parents, subsidiaries, affiliates, partners, joint venture partners, directors, officers, agents and employees, (iii) not, without the consent of the chief executive officer, engage in any material discussion of the Company’s business, affairs, operations, assets, strategy or prospects with any of the Company’s employees, officers, agents, or joint venture partners, or (iv) until September 19, 2010 together with the Executive’s affiliates, not (A) initiate or otherwise participate in any actual or threatened solicitation of proxies or written consents to vote, seek to advise or influence any person with respect to the voting of any securities of the Company or otherwise act or seek to control or influence management or (B) nominate any individual for election as a director. Executive agrees that he will not, directly or indirectly, acquire or hold voting securities of the Company if such holding would have an adverse effect on: (i) the Company’s ability to obtain or maintain any gaming license, registration, finding of suitability, qualification or similar gaming approval in any jurisdiction that permits licensed gaming activity; or (ii) the Company’s ability to enter into agreements with licensed gaming companies or their affiliates or maintain existing agreements with such companies or their affiliates; provided, however, that this sentence shall cease to be applicable if the Executive or any “group” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of which he is a member acquires more than 51% of the voting securities of the Company.
          3. The Company shall provide the Executive with the consideration described below, subject to the conditions set forth below. Except as otherwise provided in this Agreement, the consideration to be provided is in lieu of, and not in addition to, payments, benefits or other consideration the Executive would be entitled to under the Employment Agreement or pursuant to any policy or practice of the Company.
          (a) Accrued Obligations. The Company shall pay the Executive in cash within 30 days following the Termination Date, the sum of (i) the Executive’s annual base salary through the Termination Date to the extent not theretofore paid, (ii) the Executive’s business expenses that are reimbursable pursuant to the Company’s reimbursement policies in effect as of the date hereof but have not been reimbursed by the Company as of the Termination Date; and (iii) any accrued vacation pay to the extent not theretofore paid.
          (b) LTIP Units granted on February 14, 2006 which are currently vested. Executive shall retain (subject to paragraph 12 of this Agreement) the rights to the 171,529 LTIP units in Morgans Group LLC which were granted to Executive on February 14, 2006 and which were vested pursuant to their terms on the date hereof.

          (c) Unvested LTIP Units. Subject to paragraph 12 of this Agreement, the 153,471 LTIP units in Morgans Group LLC which were granted to Executive on February 14, 2006 which, as of the date hereof, have not vested pursuant to their terms on the date hereof and the 98,000 LTIP units which were granted to Executive on April 27, 2007 in Morgans Group LLC which, as of the date hereof, have not vested pursuant to their terms shall vest according to the schedule set forth in the applicable award agreements; provided that any of the foregoing LTIP units that are not vested on September 19, 2009 shall fully vest on September 19, 2009.
          (d) Stock Options. Executive shall retain the rights to the 158,331 options to purchase Company common stock which were granted to Executive on February 14, 2006 which have vested pursuant to their terms as of the date hereof and, notwithstanding anything to the contrary in the applicable award agreement, shall (subject to paragraph 12 of this Agreement) be permitted to exercise such options for the lesser of 30 months from the date of this Agreement and the remainder of their originally scheduled term. Subject to paragraph 12 of this Agreement, the 141,669 options to purchase Company common stock which were granted to Executive on February 14, 2006 which have not vested pursuant to their terms as of the date hereof shall vest according to the schedule set forth in the applicable award agreement, and shall (subject to paragraph 12 of this Agreement) be exercisable in accordance with the applicable award agreement; provided, that any of the forgoing stock options that have not vested as of September 19, 2009 shall fully vest on September 19, 2009.
          (e) Performance Restricted Stock Units. Subject to paragraph 12 of this Agreement, the employment service requirement with respect to the 67,000 performance restricted stock units granted to Executive on April 27, 2007 shall be waived but the payment of common stock under such award shall be subject to the Company’s achievement of the stated performance vesting objective in such award agreement.
          (f) The Executive will be provided notice of his eligibility to continue medical insurance coverage in accordance with the Consolidated Omnibus Reconciliation Act (COBRA), at the Executive’s expense.
          (g) Attorneys Fees. The Executive and the Company shall each be responsible for such party’s legal fees and expenses incurred as a result of any action, claim or proceeding (regardless of the outcome) regarding any provision of this Agreement or otherwise arising out or related to Executive’s employment with the Company or the termination thereof.
          4. The Executive expressly understands and agrees that the consideration received by him pursuant to this Agreement shall be in lieu of any and all other amounts to which the Executive might be, is now or may become entitled from the Company and, without limiting the generality of the foregoing, except as otherwise provided in this Agreement or as may be otherwise required by law, the Executive hereby expressly waives any right or claim that he may have or assert to payment for back pay, front pay, interest, bonuses, severance, damages, accrued vacation, accrued sick leave, medical, dental, optical or hospitalization benefits, pension plan contributions, 401(k) plan contributions, education benefits, life insurance benefits, compensatory time, outplacement, severance pay and/or attorneys’ fees.
          5. The Executive hereby represents that he has not filed any action, complaint, charge, grievance or arbitration against the Company and, subject to the

Company’s compliance with this Agreement, covenants and agrees not to file any action, complaint or arbitration or commence any other judicial or arbitral proceedings against the Company with respect to events occurring prior to the termination of his employment with the Company.
          Waiver and Release
          6. The Executive acknowledges that the Company has no obligation to enter into this Agreement. The Executive acknowledges and agrees that, in consideration of the Company entering into this Agreement and for other good and valuable consideration, the Executive, on behalf of himself and his heirs, executors, administrators, successors and assigns, hereby knowingly and voluntarily waives, releases, and discharges the Company, its parents, subsidiaries and affiliates and their respective predecessors, successors, assigns, representatives, officers, directors, agents and employees (the “Releasees”), from whatever claims, charges, actions, and causes of action he may have against the Releasees, whether known or unknown, from the beginning of time through the date of this Agreement based upon any matter, cause or thing whatsoever arising out of or related to the Executive’s employment with the Company or the termination thereof. Notwithstanding anything else herein to the contrary, this waiver and release shall not affect: (i) rights to indemnification or coverage, as applicable, the Executive may have (A) under applicable law, (B) under Section 3(c)(ii) of the Employment Agreement (except for the second sentence thereof), (C) under any other agreement between the Executive and any Releasee, and (D) as an insured under any director’s and officer’s liability insurance policy now or previously in force and (ii) any obligations of the Company or any Releasee under this Agreement (including, but not limited to, paragraph 3 of this Agreement).
          To the extent coverage is available, the Company shall maintain the Executive’s coverage under any director and officer insurance policy obtained by the Company after the date hereof to the same extent as other current or former directors or senior executive officers of the Company, provided that if the inclusion of the Executive in such policy increases the premiums due thereunder in a manner that is disproportionate in relation to the premiums applicable to the inclusion of other directors and senior executive officers, the Executive will be included in such policy only if the Executive pays such disproportionate premium increase in cash prior to the date that the Company is due to pay the premium for such policy.
          7. Except as provided in paragraph 6, this waiver and release includes but is not limited to any rights or claims under United States federal, state or local law and the national or local law of any foreign country (statutory or decisional), for wrongful or abusive discharge, for breach of any contract, for impairment of economic opportunity, for defamation, for intentional infliction of emotional distress, or for discrimination based upon race, color, ethnicity, sex, age, national origin, religion, disability, sexual orientation, or any other unlawful criterion or circumstance arising out of or related to the Executive’s employment with the Company or the termination thereof. Such released claims include, but are not limited to, rights or claims under the Age Discrimination in Employment Act of 1967 (“ADEA”), the Older Workers Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1871, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Employee Retirement Income Security

Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the New York State Labor Law, the New York State Human Rights Law, and the New York City Human Rights Law.
          Other Continuing Obligations
          8. Unless the Executive has prior written authorization from the Company, the Executive may not discuss any information about the Company or any of its parents, subsidiaries or affiliates, or its or their present or former officers, directors, employees, agents or clients or any aspects of his tenure as an employee of the Company or of the termination of his relationship with the Company, with any reporter, author, producer, or similar person or entity, or take any other action seeking to publicize or disclose any such information in any way likely to result in such information being made available to the general public in any form, including books, articles, electronic communications or writings of any kind, as well as film, videotape, audiotape or any other medium.
          9. Nothing in this Agreement shall prevent or prohibit the Executive from responding to an order, subpoena, other legal process or regulatory inquiry directed to him or from providing information to or making a filing with a governmental or regulatory body. The Executive agrees that upon learning of any order, subpoena or other legal process seeking information that would otherwise be prohibited from disclosure under this Agreement, he will promptly notify the Company, in writing, directed to the Company’s chief legal officer.

          Consultation
          10. Notwithstanding anything else in this Agreement, the Executive agrees that the Executive will cooperate fully with the Company and its subsidiaries and affiliates (i) during the period commencing on the Termination Date and ending on the 24-month anniversary thereof, concerning requests for information about the business of the Company or its predecessors, subsidiaries or affiliates or the Executive’s involvement and participation therein; (ii) in connection with the defense, prosecution or investigation of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company or its subsidiaries or affiliates which relate to events or occurrences that transpired while the Executive was employed by the Company or its predecessors; and (iii) in connection with any investigation or review by, request for information by, or proceeding before, any federal, state or local regulatory, quasi-regulatory or self-governing authority (including, without limitation, the Securities and Exchange Commission) as any such investigation, review or proceeding relates to events or occurrences that transpired while the Executive was employed by the Company or its predecessors or pertains to information peculiarly within the knowledge of the Executive. The Executive’s full cooperation shall include, but not be limited to, being reasonably available to meet and speak with officers, directors, or employees of the Company and/or its counsel or other representatives at reasonable times and locations, executing accurate and truthful documents, and taking such other actions as may reasonably be requested of the Executive by the Company and/or its counsel or other representatives to effectuate the foregoing. In requesting such cooperation, the Company will consider other commitments that the Executive may have at the time of the request and reasonably schedule the Executive to allow the Executive to meet such commitments The Company will reimburse the Executive for any reasonable, out-of-pocket travel, hotel and meal, or similar expenses incurred in connection with the Executive’s performance of obligations pursuant to this paragraph 10 for which the Executive has obtained prior, written approval from the Company, provided, however, in no event shall the payments by the Company under this paragraph 10 be made later than the end of the calendar year next following the calendar year in which such expenses were incurred, provided, that the Executive shall have submitted an invoice for such expenses at least 10 days before the end of the calendar year next following the calendar year in which such fees and expenses were incurred. The amount of such expenses that the Company is obligated to pay in any given calendar year shall not affect the expenses that the Company is obligated to pay in any other calendar year, and the Executive’s right to have the Company pay such expenses may not be liquidated or exchanged for any other benefit.
          Restrictive Covenants.
          11. (a) Non-Compete. For a nine-month period after the date of this Agreement, the Executive shall not directly or indirectly (without the prior written consent of the Company):
            (i) hold a 10% or greater equity (including stock options whether or not exercisable), voting or profit participation interest in a Competitive Enterprise (excluding any investments of the Executive held as set forth in Exhibit E to the Employment Agreement), or
            (ii) associate (including as a director, officer, employee, partner, consultant, agent or advisor) with a Competitive Enterprise and in connection with the Executive’s association engage, or directly or indirectly manage or supervise personnel engaged, in any activity:
               (A) that is substantially related to any activity that the Executive was engaged in with the Company or its subsidiary companies during the 12 months prior to the date of this Agreement, or
               (B) that is substantially related to any activity for which the Executive had direct managerial or supervisory responsibility with the Company or its subsidiary companies during the 12 months prior to the date of this Agreement.
     Notwithstanding the foregoing, this paragraph 11(a)(ii) and paragraphs 11(b)(i), 11(b)(ii) and 11(b)(iii) (provided that with respect to paragraph 11(b)(iii) only to the extent that an action under paragraph 11(b)(iii) occurs solely as a result of an action set forth in paragraph 11(b)(i) or paragraph 11(b)(ii)) below shall not prevent the Executive from having a managerial or supervisory role at a Competitive Enterprise that does not primarily engage in a Competitive Activity or that holds a 20 percent or greater equity, voting or profit participation interest in any enterprise that engages in a Competitive Activity, as long as the Executive (1) has no direct role in such Competitive Activity and (2) does not Solicit any Client with respect to such Competitive Activity.
     For purposes of this Agreement, “Competitive Enterprise” means any business enterprise that either (A) engages in the management and operation of a “full service luxury hotel” business in North America or Western Europe (a “Competitive Activity”)

or (B) holds a 20 percent or greater equity, voting or profit participation interest in any enterprise that engages in a Competitive Activity.
          (b) Non-Solicit. During the one year period after the date of this Agreement, the Executive shall not, in any manner, directly or indirectly (without the prior written consent of the Company): (i) solicit any Client to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with the Company, (ii) transact business with any Client that would cause the Executive to be a Competitive Enterprise, (iii) interfere with or damage any relationship between the Company and a Client or (iv) solicit anyone who is then an employee of the Company (or who was an employee of the Company within the 12 months prior to the date hereof) (excluding for these purposes the Executive’s personal assistant and driver) to resign from the Company or to apply for or accept employment with any other business or enterprise (other than general advertising not specifically directed at such current or former employees of the Company);
     For purposes of this Agreement, a “Client” means any corporation, individual or other entity that constitutes one of the top twenty clients of the Company or one of its subsidiary companies by revenue in 2007 (each a “Top Twenty Client”) to whom the Executive provided services or for whom the Executive transacted business in any manner, directly or indirectly. A client shall be considered a Top Twenty Client where the total revenue derived from such client, either directly or indirectly, in 2007 ranks it as one of the Company’s twenty highest revenue generating clients. The Company shall provide the Executive a list of Top Twenty Clients promptly following the Termination Date.

          (c) Confidential Information. The Executive hereby acknowledges that, as an employee of the Company, he made use of, acquired and added to Confidential Information of a special and unique nature and value relating to the Company and its strategic plan and financial operations. The Executive further recognizes and acknowledges that all Confidential Information is the exclusive property of the Company, is material and confidential, and is critical to the successful conduct of the business of the Company. Accordingly, the Executive hereby covenants and agrees that he will not at any time, directly or indirectly, divulge, reveal or communicate any Confidential Information to any person, firm, corporation or entity whatsoever, or use any Confidential Information for his own benefit or for the benefit of others. Notwithstanding the foregoing, the Executive shall be authorized to disclose Confidential Information (A) as may be required by law or legal process after providing the Company with prior written notice and an opportunity to respond to such disclosure (unless such notice is prohibited by law), (B) in any criminal proceeding against him after providing the Company with prior written notice and an opportunity to seek protection for such confidential information or (C) with the prior written consent of the Company.
     For purposes of this Agreement, “Confidential Information” shall mean confidential or proprietary information, knowledge or data concerning the Company and its subsidiary companies’ businesses, strategies, operations, financial affairs, organizational matters, personnel matters, budgets, business plans, marketing plans, studies, policies, procedures, products, ideas, processes, software systems, trade secrets and technical know-how. Notwithstanding the foregoing, Confidential Information shall not include information which (i) is or becomes generally available to the public or is, at the time in question, in the public domain other than as a result of a disclosure by Executive, (ii) was available to Executive on a non-confidential basis prior to the date of this Agreement or (iii) becomes available to Executive from a source other than the Company, its agents or representatives (or former agents or representatives)
          (d) Validity. The terms and provisions of this paragraph 11 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected. The parties hereto acknowledge that the potential restrictions on the Executive’s future employment imposed by this paragraph 11 are reasonable in both duration and geographic scope and in all other respects. If for any reason any court of competent jurisdiction shall find any provisions of this paragraph 11 unreasonable in duration or geographic scope or otherwise, the Executive and the Company agree that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.
          Breach of Agreement
          12. The Executive agrees that, without limiting the Company’s remedies, should the Executive commence, continue, join in, or in any other manner attempt to assert any claim released in connection herewith, or otherwise violate any of the terms of this Agreement in any material respect, the Company shall not be required to make any further distributions of equity awards to the Executive pursuant to this Agreement and shall be entitled to recover all damages the Company incurs in connection with the Executive’s breach of this Agreement. The Executive further agrees that the

Company shall be entitled to the repayments and recovery of damages described above without waiver of or prejudice to the release granted by him in connection with this Agreement, and that the Executive’s violation or breach of any provision of this Agreement in any material respect shall forever release and discharge the Company from the performance of its obligations arising from the Agreement.
          Injunctive Relief
          13. Each party acknowledges that it will be impossible to measure in money the damages that shall be suffered if any party fails to comply with any of the obligations herein imposed on such party and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief and/or specific performance (without the requirement of posting a bond or other security) to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this agreement, none of the parties shall raise the defense that there is an adequate remedy at law.
          Entire Agreement
          14. This Agreement contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations, and undertakings, whether written or oral, between the Executive and the Company or any of its subsidiaries or affiliates with respect thereto; provided, however, that notwithstanding anything herein to the contrary, Section 2(c)(ii) (Indemnification) of the Employment Agreement (except for the second sentence of such section) and Section 6 (Certain Additional Payments by the Company) of the

Employment Agreement shall remain in full force and effect in accordance with their terms.
          Severability
          15. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law; provided, however, that if any court were to find that the waiver and release of claims set forth herein is unlawful or unenforceable, or was not entered into knowingly and voluntarily, the Executive agrees to execute a waiver and release in a form reasonably satisfactory to the Company that is lawful and enforceable.
          Survivorship
          16. The respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.
          Disputes
          17. (a) Mandatory Arbitration. Subject to the provisions of this paragraph 17, any controversy or claim between the Executive and the Company arising out of or relating to or concerning this Agreement (including the covenants contained in paragraph 11 of this Agreement) or any aspect of the Executive’s employment with the Company or the termination of that employment (together, an “Employment Matter”) will be finally settled by arbitration in the County of New York administered by the American Arbitration Association (the “AAA”) under its Commercial Arbitration Rules then in effect. However, the AAA’s Commercial Arbitration Rules will be modified in the following ways: (i) notwithstanding any provision of the AAA rules to the contrary, the arbitration shall be heard by a panel of three neutral arbitrators, with each party appointing one arbitrator, who shall jointly appoint a third, (ii) each arbitrator will agree to treat as confidential evidence and other information presented to them, (iii) there will be no authority to award punitive damages (and the Executive and the Company agree not to request any such award), (iv) the optional Rules for Emergency Measures of Protections will apply, (v) there will be no authority to amend or modify the terms of this Agreement (and the Executive and the Company agree not to request any such amendment or modification) and (vi) a decision must be rendered within ten business days of the parties’ closing statements or submission of post-hearing briefs.
          (b) Injunctions and Enforcement of Arbitration Awards. The Executive or the Company may bring an action or special proceeding in a state or federal court of competent jurisdiction sitting in the County of New York to enforce any arbitration award under this paragraph 17. Also, the Company may bring such an action or proceeding, in addition to its rights under this paragraph 17 and whether or not an arbitration proceeding has been or is ever initiated, to temporarily, preliminarily or permanently enforce any part of paragraph 11 of this Agreement. The Executive agrees that (i) violating any part of paragraph 11 of this Agreement would cause damage to the Company that cannot be measured or repaired, (ii) the Company therefore is entitled to seek an injunction, restraining order or other equitable relief restraining any actual or threatened violation of paragraph 11 of this Agreement, (iii) no bond will need to be posted for the Company to receive such an injunction, order or other relief and (iv) no proof will be required that monetary damages for violations of paragraph 11 of this Agreement would be difficult to calculate and that remedies at law would be inadequate.
          (c) Jurisdiction and Choice of Forum. The Executive and the Company irrevocably submit to the exclusive jurisdiction of any state or federal court located in the County of New York over any Employment Matter that is not otherwise arbitrated or resolved according to this paragraph 17. This includes any action or preceding to compel arbitration or to enforce the arbitration award. Both the Executive and the Company (i) acknowledge that the forum stated in this paragraph 17(c) has a reasonable relation to this Agreement and to the relationship between the Executive and the Company and that the submission to the forum will apply even if the forum chooses to apply non-forum law, (ii) waive, to the extent permitted by law, any objection to personal jurisdiction or to the laying of venue of any action or proceeding covered by this paragraph 17(c) in the forum stated in this paragraph 17(c), (iii) agree not to commence any such action or proceeding in any forum other than the forum stated in this paragraph 17(c) and (iv) agree that, to the extent permitted by law, a final and non-appealable judgment in any such action or proceeding in any such court will be conclusive and binding on the Executive and the Company. However, nothing in this Agreement precludes the Executive or the Company from bringing any action or proceeding in any court for the purpose of enforcing the provisions of paragraph 17(a) and paragraph 17(b).
          (d) Waiver of Jury Trial. To the extent permitted by law, the Executive and the Company waive any and all rights to a jury trial with respect to any Employment Matter.

          (e) Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed entirely within that State.
          Headings
          18. The headings of paragraphs contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.
          Counterparts
          19. This Agreement may be executed in one or more counterparts.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

/s/ W. Edward Scheetz
W. Edward Scheetz

Morgans Hotel Group Co.
By:	/s/ Fred J. Kleisner